UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2008

Black Gaming, LLC
(Exact name of registrant as specified in its charter)

Nevada	333-123179	20-8160036
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10777 W Twain Ave, Las Vegas, Nevada	89135
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 318-6888

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement.

On September 17, 2008, Black Gaming, LLC’s direct and indirect wholly owned subsidiaries, Virgin River Casino Corporation, RBG, LLC, B & B B, Inc., Casablanca Resorts, LLC, Oasis Interval Ownership, LLC, Oasis Interval Management, LLC, and Oasis Recreational Properties, LLC (collectively, the “Company”) entered into a Letter Agreement (the “Letter Agreement”) with Wells Fargo Foothill, Inc. (“Wells Fargo”). The Letter Agreement revises the Environmental Reserve and the Lien Reserve, as those terms are defined in the Credit Agreement dated December 20, 2004, as amended (the “Credit Agreement”), by and between the Company and Wells Fargo.

Pursuant to Section 2.1(b) of the Credit Agreement, Wells Fargo, as agent, has the right to establish certain reserves in such amounts, and with respect to such matters, as Wells Fargo in its Permitted Discretion, as defined in the Credit Agreement, shall deem necessary or appropriate, against the Borrowing Base, as defined in the Credit Agreement, including the Environmental Reserve and the Lien Reserve. Pursuant to the Letter Agreement, Wells Fargo reduced the Environmental Reserve from $750,000 to $0 and reduced the Lien Reserve from $1,250,000 to $250,000, each effective as of July 31, 2008.

The foregoing summary of the Letter Agreement is qualified in its entirety by reference to the complete text of the Letter Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

SECTION 9 — FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	– Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Name
Exhibit 10.1	Letter Agreement dated September 17, 2008, by and among the Company and Wells Fargo.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Black Gaming, LLC

Date: September 22, 2008
	By:	/s/ Sean P. McKay

Sean P. McKay
	Its:	Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 10.1	Letter Agreement dated September 17, 2008, by and among the Company and Wells Fargo.